August 13, 2003


Ernst & Young LLP
5 Times Square
New York, NY  10036

In connection with your audit of the statements of assets
 and liabilities of  The UBS Funds-UBS Global Allocation
Fund, UBS Global Equity Fund, UBS Global Bond Fund,
UBS U.S. Balanced Fund, UBS U.S. Equity
Fund, UBS U.S  Large Cap Growth Fund, UBS U.S.
Small Cap Growth Fund, UBS U.S. Bond  Fund,
UBS High Yield Fund, UBS International Equity Fund and
 UBS U.S. Value Equity Fund (collectively the "Funds")
,including the related schedules of investments, as of June 30, 2003, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated therein, we
 recognize that obtaining representations from us concerning the information contained in this letter is a significant procedure in enabling you to form
an opinion whether the respective financial statements and financial highlights present fairly, in all material respects, the financial position, results of operations, changes in net assets and the financial highlights of the Funds in conformity with accounting principles generally accepted in the United States.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

Accordingly, we make the following representations, which are true to the best of our knowledge and belief:

General

We recognize that, as members of management of the Funds, we are responsible for the fair presentation of the Funds' financial statements and financial highlights. We believe the respective statements of financial position, results of operations and changes in net assets and the financial highlights are fairly presented in conformity with accounting principles generally accepted in the United States applied on a basis consistent with that of the preceding year.

We have made available to your representatives all financial records and related data.

We acknowledge that no unadjusted audit differences were discovered during the current audit pertaining to the latest year presented.

We have no plans or intentions that may materially affect the carrying value or classification of assets and liabilities of the Funds.

Internal Controls

There are no material transactions that have not been properly recorded in the accounting records underlying the financial statements.

There are no material weaknesses in internal controls, including any for which we believe the cost of corrective action exceeds the benefits
 There have been no significant changes in internal controls since
 June 30, 2003.

Minutes and Contracts

We have made available to you all minutes of the meetings of the Funds shareholders, directors and committees of directors or summaries of actions of recent meetings for which minutes have not yet been prepared.

We have made available information relating to all statutes, laws, or regulations that have a direct effect on the Funds' financial statements.

We have complied, in all material respects, with contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

Risks and Uncertainties

There are no risks and uncertainties related to certain significant estimates and current vulnerabilities due to certain concentrations that have not been disclosed in accordance with AICPA Statement of Position 94-6,
Disclosure of Certain Significant Risks and Uncertainties.

Ownership and Pledging of Assets

The Funds have satisfactory title to all owned assets, including all assets appearing in the statements of assets and liabilities, and there are no liens or encumbrances on such assets, nor has any asset been pledged except as disclosed in the financial statements.

Investments

Portfolio securities are stated at fair value as determined in accordance with the valuation method set forth in the current registration statement on Form N-1A. Unless otherwise disclosed in writing to you, all of the Funds' investments during the year covered by the financial statements were made in accordance with the investment policies stated in the Funds' current registration statement on Form N-1A in effect during the year.

There are no nonmarketable or restricted portfolio securities that are not disclosed. The Funds complied, in all material respects, with the provisions of the Investment Company Act of 1940 ("1940 Act") and the rules and regulations thereunder, and with provisions of its current registration statement on Form N-1A and the requirements of the various Blue Sky laws under which the Funds operates. The daily net asset value has been properly computed throughout the year for the Funds in accordance with Rule 2a-4 under the 1940 Act and was correctly applied in the computation of daily capital stock sales and redemption transactions.

The Funds did not make any commitments during the year as
 underwriter, and did not engage in any transactions made on margin, or in short selling.

The Funds have complied with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended through the date of this letter, and intends to continue to so comply.

The Funds do not, except to the extent indicated in its financial statements, own any securities issued by persons who are affiliated persons as defined in Section 2(a)(3) of the 1940 Act.

All financial instruments, including those with off
-balance-sheet risk (such as swaps, forwards and futures), as required under accounting principles generally accepted in the United States, have been properly recorded or disclosed in the financial statements.

Officers of the Funds have complied with the provisions of its code of ethics.

Related Party Transactions

Transactions with related parties, as defined in Statement of Financial Accounting Standards No. 57, and other transactions with affiliates, including fees, commissions, purchases and sales have been properly recorded or disclosed in the financial statements.

Furthermore, except to the extent disclosed, the Funds do not/have not:

? own any securities of directly or indirectly affiliated entities;

? received income from, or realized gain or loss on sales of, investments in or indebtedness of such affiliated entities;

? incurred expenses for management or other service fees payable to such affiliated entities; and

? engaged in any joint transactions as described in section 17(d) of the 1940 Act and the rules thereunder or engaged in transactions with affiliated entities, except in accordance with an applicable exemptive rule or exemptive order obtained from the Securities and Exchange Commission.

 Arrangements with Financial Institutions

Arrangements with financial institutions involving compensating balances or other arrangements involving restrictions on cash balances and lines-of-credit or similar arrangements have been properly recorded or disclosed in the financial statements.

Contingent Liabilities

There are no unasserted claims or assessments, including those our lawyers have advised us of, that are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for
 Contingencies" (other than those disclosed in the financial statements).

There have been no violations or possible violations of laws or regulations in any jurisdiction whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency (other than those disclosed in the financial statements).

There have been no communications from regulatory agencies,
 such as the Securities and Exchange Commission or the Internal Revenue Service, concerning investigations or allegations of noncompliance with laws or regulations in any jurisdiction, or deficiencies in financial reporting practices or other matters that could have a material effect on the financial statements.

There are no material liabilities or gain or loss contingencies that are required to be accrued or disclosed by Statement of Financial Accounting Standards No. 5 (other than those accrued or disclosed in the financial statements
) nor are there any accruals for loss contingencies included in the statements of assets and liabilities that are not in conformity with the provisions of Statement of Financia l Accounting Standards No. 5.

We have not consulted a lawyer concerning litigation, claims, or assessments in connection with the Funds.

Capital Stock

Capital stock repurchase options or agreements, or capital stock reserved for options, warrants, conversions or other requirements, if any, have been properly recorded or disclosed in the financial statements.

Fraud and Conflicts of Interest

We acknowledge our responsibility for the design and implementation of programs and controls to prevent and detect fraud. We have no knowledge of
 any allegations of fraud or suspected fraud affecting the Funds received in communications from employees, former employees, analysts, regulators, short sellers, or others.

There have been no instances of fraud involving management or employees who have significant roles in internal controls relative to the operation of the Funds. There have been no instances of fraud involving other employees that could have a material effect on the financial statements.

There are no instances where any officer or employee
 of the Funds have an interest in a company with which the Funds do business that would be considered a "conflict of interest." Such an interest would be contrary to the Funds' policy.

Subsequent Events

No events or transactions have occurred since the statements of assets and liabilities date or are pending that would have a material effect on the financial statements and financial highlights at that date or for the period then ended, or that are of such significance in relation to the Funds' affairs to require mention in a note to the financial statements and financial highlights in order to make them not misleading, regarding the financial position, results of operations, changes in net assets or the financial highlights of the Funds. We are not aware of any matters arising during the year ended June 30, 2003, that would materially affect the comparative statements of changes in net assets for the
 year ended June 30, 2002, or the financial highlights for each of the periods indicated therein.

We understand that your audits were conducted in accordance with auditing standards generally accepted in the United States as defined and described by the American Institute of Certified Public Accountants and
 was, therefore, designed primarily for the purpose of expressing an opinion on the financial statements of the Funds taken as a whole, and that your tests of the accounting records and other auditing procedures were limited to those thatyou considered necessary for that purpose.


	Very truly yours,


	_________________________________
	Paul Schubert
	Vice President & Treasurer


	_________________________________
	Joseph Varnas
	President